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                                                                     EXHIBIT 5.1

#380

May ___, 1999




Regis Corporation
7201 Metro Boulevard
Minneapolis, MN  55439

Gentlemen:

I have acted as counsel to Regis Corporation, a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to ____________ shares of the Company's Common Stock, par value $.05 (the "Common Stock"). The Common Stock is being registered in connection with the merger of Regis Merger Sub, Inc. (the "Merger Sub"), a wholly owned subsidiary of the Company, with and into The Barbers, Hairstyling for Men & Women, Inc. ("Barbers") (the "Merger") pursuant to an Agreement and Plan of Merger among the Company, Merger Sub, and Barbers, dated as of January 25, 1999, as amended (the "Merger Agreement"). The Common Stock is described in the Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.

I have examined an executed copy of the Registration Statement (including the exhibits thereto), the Articles of Incorporation of the Company filed with the Secretary of State of the State of Minnesota and such corporate records, documents and other instruments and have made such other examinations and inquiries as I have deemed necessary to enable me to express the opinions set forth herein.

Based upon the foregoing and subject to the qualifications and limitations stated herein, and assuming the effectiveness of the Registration Statement under the Act, I am of the opinion that:

                  The shares of Common Stock issuable upon the Merger have been duly authorized and, upon issuance, delivery and exchange as described in the Merger Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein relate solely to the laws of the State of Minnesota and the federal laws of the United States.
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Letter to
May  , 1999
Page 2



I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

Very truly yours,

REGIS CORPORATION


By
  ---------------------------
  Bert M. Gross